PartnerRe and AXIS Capital Reaffirm Commitment to Delivery of Superior Value to All Stakeholders through Merger

-- PartnerRe and AXIS Capital Proposal for Preferred Shareholders is Superior and With Less Risk --

PEMBROKE, Bermuda, July 22, 2015 -- AXIS Capital Holdings Limited (“AXIS Capital”) (NYSE:AXS) and PartnerRe Ltd. (“PartnerRe”) (NYSE:PRE) (together, “the Companies”) today reaffirmed their commitment to a superior proposal to the terms contemplated by EXOR’s proposed exchange offer for PartnerRe preferred shares, as revised on July 20, 2015, provided that the Companies receive a private letter ruling from the IRS that the change in terms would not create a “listed transaction.”

The Companies continue to view EXOR’s proposal to the PartnerRe preferred shareholders as having the potential to subject preferred shareholders (and possibly common shareholders) to an onerous annual reporting and penalty regime applicable to prohibited tax shelter transactions under U.S. income tax laws, as described in the Companies’ press release dated July 16, 2015.

The Companies believe it is more appropriate and provides greater certainty to shareholders to implement these terms only with an IRS ruling in hand. EXOR’s proposal for preferred shareholders appears to disregard this fundamental responsibility and is therefore unacceptable to PartnerRe's board.

PartnerRe Chairman Jean-Paul Montupet stated, “Throughout this process, our goal has been to achieve the best value for holders of both our common and preferred shares. We are pleased that we have agreed with AXIS Capital to provide our Preferred Shareholders with a superior proposal and less risk than the proposal put forth by EXOR. We must do what is in the best interest of our shareholders and not expose them to risks that may have serious tax and reporting consequences.”

AXIS Capital CEO Albert A. Benchimol stated, “The strategic and financial benefits of the merger agreement between AXIS Capital and PartnerRe continue to represent the most compelling path forward for both companies. We are confident that we will be able to provide superior value both to our shareholders and to our clients and distribution partners through the merger, and we are committed to doing so in a manner consistent with our fiduciary responsibilities. I look forward to continuing that process with our colleagues at PartnerRe.”

If PartnerRe and AXIS Capital are successful in obtaining a private letter ruling from the IRS that an exchange offer would not result in this reporting requirement, pursuant to the exchange offer PartnerRe preferred shareholders would receive newly issued preferred shares reflecting a 100 basis point increase in the current dividend rate and, subject to certain exceptions, an extended redemption date of the later of (a) the fifth anniversary of the date of issuance and (b) January 1, 2021. The terms of the newly issued preferred shares would be otherwise identical in all material respects to the applicable existing PartnerRe preferred shares.

The PartnerRe and AXIS Capital Boards of Directors continue to urge their holders of both common and preferred shares to promptly use their white proxy card to vote FOR the Amalgamation Agreement at the Shareholder Meetings on August 7, 2015.

The transaction has already received all of the competition-related approvals and the Companies have received many of the local clearances that are necessary including Bermuda, Ireland, Australia and Singapore. The merger remains subject to shareholder approval, other customary closing conditions, including receipt of certain additional regulatory clearances and remains on track to close in the third quarter of 2015.

The registration statement containing the joint proxy statement/prospectus is available through the SEC’s website at www.sec.gov, via PartnerRe’s IR website at www.partnerre.com, and AXIS Capital’s IR website at investor.axiscapital.com. This registration statement provides important information about PartnerRe, AXIS Capital, and the proposed merger.

About AXIS Capital

AXIS Capital is a Bermuda-based global provider of specialty lines insurance and treaty reinsurance with shareholders’ equity attributable to AXIS Capital at March 31, 2015 of $6.0 billion and locations in Bermuda, the United States, Europe, Singapore, Canada, Australia and Latin America. Its operating subsidiaries have been assigned a rating of “A+” (“Strong”) by Standard & Poor’s and “A+” (“Superior”) by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com.

About PartnerRe Ltd.

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers capital markets products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multi-line and other lines in its Non-life operations, mortality, longevity and accident and health in its Life and Health operations, and alternative risk products. For the year ended December 31, 2014, total revenues were $6.5 billion. At March 31, 2015, total assets were $22.5 billion, total capital was $8.0 billion and total shareholders` equity attributable to PartnerRe was $7.2 billion.

Important Information for Investors and Stockholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between PartnerRe Ltd. (“PartnerRe”) and AXIS Capital Holdings Limited (“AXIS”). In connection with this proposed business combination, PartnerRe and AXIS have filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), and a definitive joint proxy statement/prospectus of PartnerRe and AXIS and other documents related to the proposed transaction. This communication is not a substitute for any such documents. The registration statement was declared effective by the SEC on June 1, 2015 and the definitive proxy statement/prospectus has been mailed to shareholders of PartnerRe and AXIS. INVESTORS AND SECURITY HOLDERS OF PARTNERRE AND AXIS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement has been mailed to shareholders of PartnerRe and AXIS. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by PartnerRe and/or AXIS through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by PartnerRe are available free of charge on PartnerRe’s internet website at http://www.partnerre.com or by contacting PartnerRe’s Investor Relations Director by email at robin.sidders@partnerre.com or by phone at 1-441-294-5216. Copies of the documents filed with the SEC by AXIS are available free of charge on AXIS’ internet website at http://www.axiscapital.com or by contacting AXIS’ Investor Relations Contact by email at linda.ventresca@axiscapital.com or by phone at 1-441-405-2727.

Participants in Solicitation

PartnerRe, AXIS, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of PartnerRe is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 26, 2015, its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on April 1, 2014, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which was filed with the SEC on May 4, 2015 and its Current Reports on Form 8-K, which were filed with the SEC on January 29, 2015, May 16, 2014 and March 27, 2014. Information about the directors and executive officers of AXIS is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 23, 2015, its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on March 28, 2014, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which was filed with the SEC on May 4, 2015 and its Current Reports on Form 8-K, which were filed with the SEC on March 11, 2015, January 29, 2015, August 7, 2014, June 26, 2014, March 27, 2014 and February 26, 2014.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC.

Forward Looking Statements

Certain statements in this communication regarding the proposed transaction between PartnerRe and AXIS are “forward-looking” statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “illustrative,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. These forward-looking statements, which are subject to risks, uncertainties and assumptions about PartnerRe and AXIS, may include projections of their respective future financial performance, their respective anticipated growth strategies and anticipated trends in their respective businesses. These statements are only predictions based on current expectations and projections about future events. There are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the risk factors set forth in PartnerRe’s and AXIS’ most recent reports on Form 10-K, Form 10-Q and other documents on file with the SEC and the factors given below:

•	the failure to obtain the approval of shareholders of PartnerRe or AXIS in connection with the proposed transaction;

•	the failure to consummate or delay in consummating the proposed transaction for other reasons;

•	the timing to consummate the proposed transaction;

•	the risk that a condition to closing of the proposed transaction may not be satisfied;

•	the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated;

•	AXIS’ or PartnerRe’s ability to achieve the synergies and value creation contemplated by the proposed transaction;

•	the ability of either PartnerRe or AXIS to effectively integrate their businesses; and

•	the diversion of management time on transaction-related issues.

PartnerRe’s forward-looking statements are based on assumptions that PartnerRe believes to be reasonable but that may not prove to be accurate. AXIS’ forward-looking statements are based on assumptions that AXIS believes to be reasonable but that may not prove to be accurate. Neither PartnerRe nor AXIS can guarantee future results, level of activity, performance or achievements. Moreover, neither PartnerRe nor AXIS assumes responsibility for the accuracy and completeness of any of these forward-looking statements. PartnerRe and AXIS assume no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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AXIS Capital:
Investor:
AXIS Capital Holdings Limited
Linda Ventresca, (441) 405-2727
investorrelations@axiscapital.com
or
Media:
Kekst and Company
Michael Herley, (212) 521-4897
michael-herley@kekst.com

PartnerRe Ltd.:
Investor:
Robin Sidders, (441)-294-5216
robin.sidders@partnerre.com
or
Media:
Celia Powell, (441) 294-5210
celia.powell@partnerre.com
or
Sard Verbinnen & Co
Drew Brown/Robin Weinberg, (212) 687-8080

Source: AXIS Capital Holdings Limited and PartnerRe Ltd.